POWER OF ATTORNEY

BRAZOS MUTUAL FUNDS

BRAZOS MUTUAL FUNDS, a Delaware business trust (the “Fund”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints Jamie L. Awtry (with full power to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Fund’s registration statement on Form N-1A and any and all amendments to such registration statement of the Fund, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Fund, such registration statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned officers and trustees itself/themselves might or could do.

BRAZOS MUTUAL FUNDS has caused this power of attorney to be executed in its name by its President, and attested by its Chief Financial Officer and Treasurer, and the undersigned officers and trustees have hereunto set their hands on this 29th day of March 2006.

BRAZOS MUTUAL FUNDS

By: /s/ Wayne G. Willems
Wayne G. Willems
 President

ATTEST:

/s/ Benjamin C. Bell, Jr.
Benjamin C. Bell, Jr.
Chief Financial Officer and Treasurer

[Signatures Continued on Next Page]

Signature	Title
/s/ George G. Gau	Chairman of the Board of Trustees
George G. Gau

/s/ David M. Reichert	Trustee
David M. Reichert